UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2024

OnKure Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40315	47-2309515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6707 Winchester Circle, #400
Boulder, Colorado		80301
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 720 307-2892

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	OKUR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm

On November 7, 2024, Ernst & Young LLP ("EY") was dismissed as the independent registered public accounting firm of OnKure Therapeutics, Inc. (formerly Reneo Pharmaceuticals, Inc.) (the "Company"). The decision to dismiss EY was approved by the Audit Committee of the Board of Directors (the “Audit Committee”).

The reports of EY on the consolidated financial statements of the Company for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the 2022 audit report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s two most recent fiscal years and the subsequent interim period through November 7, 2024, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided EY with a copy of the disclosures made in this Item 4.01 and requested EY to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of EY’s letter to the SEC dated November 7, 2024 regarding these statements is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)	Appointment of New Independent Registered Public Accounting Firm

KPMG LLP (“KPMG”) served as the independent registered public accounting firm of Legacy OnKure prior to the consummation of the Merger. On November 7, 2024, the Audit Committee engaged KPMG as the independent registered public accounting firm of the Company.

During Legacy OnKure’s two most recent fiscal years and the subsequent period from January 1, 2024 to September 30, 2024, neither Legacy OnKure nor anyone on its behalf consulted KPMG regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Legacy OnKure’s financial statements, and neither a written report nor oral advice was provided to Legacy OnKure that KPMG concluded was an important factor considered by Legacy OnKure in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Events.

On October 4, 2024 (the “Closing Date”), Reneo Pharmaceuticals, Inc., a Delaware Corporation and our predecessor ("Reneo") consummated the previously announced merger (the "Merger") pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 2024 (the "Merger Agreement") by and among Reneo, Radiate Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Reneo ("Merger Sub I"), Radiate Merger Sub II, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Reneo ("Merger Sub II"), and OnKure, Inc., a Delaware corporation ("Legacy OnKure").

On November 7, 2024, the Company filed its quarterly report on Form 10-Q for the period ended September 30, 2024 (the “Form 10-Q”). The Form 10-Q includes the unaudited interim financial statements of Reneo as of and for the period ended September 30, 2024 because the Merger was consummated after the period covered by the Form 10-Q. Accordingly, the Company is filing this Current Report on Form 8-K to include the (i) unaudited interim financial statements of Legacy OnKure as of and for the period ended September 30, 2024 and the notes related thereto (the “Legacy OnKure Interim Financial Statements”), (ii) management’s discussion and analysis of financial condition and results of operations of Legacy OnKure as of September 30, 2024 and for the nine months ended September 30, 2024 and 2023 (the “MD&A”), and (iii) unaudited pro forma condensed combined financial information of Reneo and Legacy OnKure as of September 30, 2024, for the nine months ended September 30, 2024 and for the year ended December 31, 2023 (the “Pro Forma Financials”). The Legacy OnKure Interim Financial Statements, MD&A, and Pro Forma Financials are attached hereto as Exhibits 99.1, 99.2 and 99.3, respectively, and incorporated by reference herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
15.1	Letter regarding Unaudited Interim Financial Information.

16.1	Letter from Ernst & Young, LLP dated November 7, 2024.

99.1	Unaudited interim financial statements of OnKure, Inc. as of and for the period ended September 30, 2024.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of OnKure, Inc. for the three and nine months ended September 30, 2024.

99.3

Unaudited pro forma condensed combined financial information of Reneo Pharmaceuticals, Inc. and OnKure, Inc. as of September 30, 2024, for the nine months ended September 30, 2024 and for the year ended December 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONKURE THERAPEUTICS, INC.

Date:	November 7, 2024	By:	/s/ Jason Leverone
Name: Jason Leverone Title: Chief Financial Officer